ALLIANT ENERGY CORPORATE SERVICES, INC.

               GRANTOR TRUST FOR DEFERRED COMPENSATION AGREEMENTS
               --------------------------------------------------

     THIS AGREEMENT, made this ______ day of __________________, 2000, by and between ALLIANT ENERGY CORPORATE SERVICES, INC. (the "Sponsor"), IES UTILITIES INC. ("IES"), WISCONSIN POWER AND LIGHT COMPANY ("WPL"), and MARSHALL & ILSLEY TRUST COMPANY (the "Trustee");

                              W I T N E S S E T H:

     WHEREAS, IES adopted the IES Utilities Inc. Grantor Trust for Supplemental Retirement Agreements (the "IES SERP Trust") by agreement dated August 15, 1997 with Norwest Bank Iowa, N.A. ("Wells Fargo") as a springing rabbi trust to fund three supplemental retirement agreements;

     WHEREAS, IES adopted the IES Utilities Inc. Grantor Trust for Deferred Compensation Agreements (the "IES DC Trust") by agreement dated August 15, 1997 with Norwest Bank Iowa, N.A. ("Wells Fargo") as a springing rabbi trust to fund the IES Industries Inc. Amended and Restated Key Employee Deferred Compensation Agreement;

     WHEREAS, WPL adopted the Deferred Compensation and Benefit Trust (the "WPL Trust") by agreement dated May 22, 1992 with the Trustee as a springing rabbi trust to fund the Wisconsin Power and Light Company Deferred Compensation Plan II, the Wisconsin Power and Light Company Supplemental Retirement Plan, The Wisconsin Power and Light Company Pre-Retirement Survivor's Income Supplemental Plan, the Wisconsin Power and Light Company Executive Tenure Compensation Plan and the Wisconsin Power and Light Company Special Deferred Compensation Plan;

     WHEREAS, the Sponsor has adopted or entered into various nonqualified deferred compensation plans and agreements and has incurred or expects to incur liability under the terms of such plans with respect to the individuals participating in such plans;

     WHEREAS, the Sponsor wishes to establish a trust (the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of creditors in the event of Insolvency, as herein defined, until paid to plan participants and their beneficiaries in such manner and at such times as specified in the plans;

     WHEREAS, Sponsor, IES and WPL desire to merge the IES SERP Trust, the IES DC Trust, and the WPL Trust into the Trust, with the effect of removing Wells Fargo as trustee of the IES SERP Trust and IES DC Trust and replacing it with the Trustee;

     WHEREAS, the Trust shall be for the benefit of the participants and beneficiaries of the nonqualified deferred compensation plans and agreements listed in Appendix A (the "Plans");

     WHEREAS, the plan sponsor of each Plan as indicated in Appendix A shall have responsibilities with respect to such Plan hereunder (the sponsor of each Plan being the "Company" with respect to such Plan);

     WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

     WHEREAS, it is the intention of each Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plans;

     NOW, THEREFORE, the Sponsor and the Trustee do hereby establish the Trust and the parties agree that the Trust shall be comprised, held and disposed of as follows:

                                   SECTIOn 1

                             ESTABLISHMENT OF TRUST
                             ----------------------

     1.1 The Sponsor hereby deposits with the Trustee, in trust, the sum of $1,000, which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. In addition, the Trust shall include the assets of the IES SERP Trust and the IES DC Trust upon the transfer of such funds from Wells Fargo to the Trustee and the assets of the WPL Trust. The Trustee shall maintain separate accounts within the Trust to record the assets thereof attributable to the Plans of each of the corporate sponsors as indicated in Appendix A (the "Plan Accounts").

     1.2 The Trust hereby established shall be irrevocable.

     1.3 The Trust is intended to be a grantor trust, of which each Company is the grantor with respect to its Plan Account, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

     1.4 The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of general creditors under federal and state law in the event of Insolvency, as defined in
Section 3.1 herein.

     1.5 Within 60 days following a Change in Control, each Company shall make an irrevocable contribution to the applicable Plan Account within the Trust so that the Trust assets for that Plan Account are at least the sum of the participants' and beneficiaries' accrued benefits pursuant to the terms of the Plans. For Plans with benefit formulas which are defined contribution formulas, the amount of the accrued benefits shall be the account balances as of the date of the Change in Control. For Plans with cash balance formulas, the amount of the accrued benefits for participants who are not in pay status shall be 120% of the lump sum amount that would have been distributable as of the last day of the plan year coincidental with or immediately preceding the date of the Change in Control. For Plans with defined benefit formulas other than cash balance and for those participants in pay status under a cash balance plan with a grandfathered annuity benefit, the amount of the accrued benefits shall be 120% of the Accumulated Benefit Obligation as of the measurement date for the corporate fiscal year ending coincidental with or immediately preceding the date of the Change in Control, based on actuarial assumptions most recently applied in calculating the Company's liability under Financial Accounting Standard 87.

     1.6 As of each December 31 following a Change in Control, ("Valuation Date"), each Company shall determine the amount of the contribution which would have been required pursuant to Section 1.5 if the Change in Control had occurred on such Valuation Date and make an irrevocable contribution of such amount, if any, within 60 days following such December 31.

     1.7 Within 60 days following a Potential Change in Control, each Company shall make a contribution to the applicable Plan Account within the Trust in the amount that would have been required to be contributed pursuant to Section 1.5 if the Potential Change in Control had been a Change in Control. In the event that a Change in Control shall not have occurred within the time specified in the following sentence, the contribution to the Trust as a result of the preceding sentence, plus investment gains thereon or minus investment losses thereon, shall be released and delivered to the Company. The specified time for the preceding sentence is twelve (12) months after the occurrence of a Potential Change in Control unless proceedings are then pending to obtain necessary regulatory approvals to permit a Change in Control, in which case the specified time is three (3) months after such proceedings have concluded.

     1.8 Each Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee for its Plan Account to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. The Plan participants and their beneficiaries shall have no right to compel any such discretionary deposits.

     1.9 The Trustee shall have no obligation to compel any deposits that are required pursuant to this Agreement.

                                   SECTION 2

              PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES
              -----------------------------------------------------

     2.1 On behalf of the Company, the Sponsor shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), or that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amounts are to be paid (as provided for or available under the Plans), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Plan participants and their beneficiaries in accordance with the most recent Payment Schedule received by the Trustee. Based exclusively upon direction from the Sponsor as to time and amounts, the Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plans and, based exclusively upon direction from the Sponsor, shall pay amounts withheld to taxing authorities. The Trustee acts solely as the Company's agent for purposes of reporting and withholding on payments from the Trust, and the Company shall be solely responsible for determining that such amounts have been reported, withheld and paid to appropriate taxing authorities in a timely manner.

     2.2 The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plans shall be determined by the Company or such party as it shall designate under the Plans, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plans.

     2.3 The Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plans. Through the Sponsor, the Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plans, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company through the Sponsor where principal and earnings are not sufficient.

                                   SECTION 3

                    TRUSTEE RESPONSIBILITY REGARDING PAYMENTS
                 TO TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT
                 ----------------------------------------------

     3.1 The Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if it is unable to pay its debts as they become due, or if it is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

     3.2 At all times during the continuance of this Trust, as provided in
Section 1.4 hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

     3.3 The Board of Directors and the Chief Executive Officer of the Sponsor shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to the participants or their beneficiaries of the Plan or Plans of which such Company is the sponsor.

     3.4 Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Sponsor or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

          (a) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to participants or their beneficiaries of the Plan or Plans of which such Company is the sponsor and shall hold the assets of such Plan Accounts within the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plans or otherwise.

          (b) The Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

     3.5 Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3.2 hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

     3.6 Notwithstanding any provisions herein to the contrary, any Company Stock or other assets contributed by a Company to a Plan Account for the benefit of the employees of affiliates shall be subject to the Insolvency provisions of
Section 3 with respect to the Company which is the sponsor of the applicable Plan and, upon the termination of the Trust after payment of all benefits to participants and beneficiaries, shall revert to the contributing Company.

                                   SECTION 4

                               PAYMENTS TO COMPANY
                               -------------------

         Except as provided in Sections 1.7 and 3 hereof, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plans.

                                   SECTION 5

                              INVESTMENT AUTHORITY
                              --------------------

     5.1 The Trustee shall have the following powers and duties with respect to the investment of the assets of the Trust:

          (a) Except as otherwise specifically provided herein, and subject to such investment guidelines as may be adopted by the Sponsor and delivered to the Trustee, the Trustee may invest, reinvest, and hold the assets of the Trust in whatever form of investment the Trustee may see fit (including, but not limited to, contracts or policies of insurance), and in making or holding such investments, the Trustee shall not be restricted to those investments which are authorized by the laws of any state for the investment of trust funds.

          (b) In addition to the general investment powers set forth above in this Section 5.1, the following provisions shall apply:

               (i) Investment Guidelines and Directives. Prior to the occurrence of a Change in Control, and subject to the Sponsor's authority to appoint an investment manager, the Trustee shall manage, acquire, or dispose of the assets of the Trust in accordance with this Agreement and the directions of the Sponsor or its designee. To the extent permitted by law, the Trustee shall not be liable for any investment made pursuant to the Sponsor's or its designee's direction.

               (ii) Trustee Powers. The Trustee shall have the following powers, rights and duties subject to Section 8 and the other provisions of this Trust Agreement. The Trustee shall exercise such powers only upon the direction of an investment manager, where such powers relate to an Investment Manager Account, upon the direction of the Sponsor or its designee prior to a Change in Control, and in its sole discretion otherwise:

                    (A) To receive and hold all contributions paid to it by the
               Company; provided, however, that the Trustee shall have no duty to require any contributions to be made to it;

                    (B) To effectuate the written investment instructions given by the Sponsor or its designee without regard to any law now or hereafter in force limiting investments of fiduciaries;

                    (C) To retain in the Trust for investment, any property
               deposited with the Trustee hereunder;

                    (D) To have the authority to invest and reinvest assets of the Trust in shares of common or preferred stock, bonds, notes, debentures, short-term securities, mutual funds (including any such fund from which the Trustee or any affiliate thereof receives an investment management fee or any other fee), common trust funds, and other property, real or personal, of any kind; to purchase and sell "put" or "call" options on publicly traded securities; and to acquire, hold, manage, operate, sell, contract to sell, grant options with respect to, convey, exchange, transfer, abandon, lease, manage, and otherwise deal with respect to assets of the Trust;

                    (E) To acquire, hold or dispose of insurance or annuity
               contracts as directed by the Sponsor or its designee;

                    (F) To borrow from anyone such amount or amounts of money
               necessary to carry out the purpose of this Trust and for that purpose to mortgage or pledge all or any part of the Trust;

                    (G) To retain in the Trust for investment or pending
               distributions, any portion of the Trust in cash deemed appropriate by the Trustee;

                    (H) To establish accounts in any affiliate of the Trustee
               and in such other banks and financial institutions as the Trustee deems appropriate to carry out the purposes of the Trust;

                    (I) To deposit securities with a clearing corporation as
               defined in Article Eight of the Uniform Commercial Code; to hold the certificates representing securities, including those in bearer form, in bulk form with and to merge such certificates into certificates of the same class of the same issuer which constitutes assets of other accounts or owners, without certification as to the ownership attached; and to utilize a book-entry system for the transfer or pledge of securities held by the Trustee or by a clearing corporation, provided that the records of the Trustee shall indicate the actual ownership of the securities and other property of the Trust Fund;

                    (J) To participate in and use the Federal book-entry account system, a service provided by the Federal Reserve Bank for its member banks for deposit of Treasury securities; and

                    (K) To hold securities or property in the name of the
               Trustee or its nominee or nominees or in such other form as it deems best with or without disclosing the Trust relationship, providing the records of the Trust shall indicate the actual ownership of such securities or other property.

     5.2 Prior to the occurrence of a Change in Control, the Sponsor may at any time, and from time to time, appoint one or more investment managers to manage and control all or any part of the Trust's assets. Any such investment manager shall be a registered investment adviser under the Investment Advisers Act of 1940; a bank, as defined in that Act; or an insurance company that is qualified to manage, acquire or dispose of the Plans' assets under the laws of more than one state. The Sponsor shall notify the Trustee of any appointment of an investment manager by delivery to the Trustee of a copy of the document under which the investment manager was appointed to act as such hereunder and shall specify to the Trustee that portion of the Trust Fund which shall be an "Investment Manager Account." Upon receipt of written notice of the appointment of an investment manager, the Trustee shall segregate the portion of the assets of the Trust to be managed by the investment manager into a separate Investment Manager Account. During the term of such appointment, the investment manager with respect to its Investment Manager Account shall have the sole responsibility for the investment and reinvestment of the Investment Manager Account subject to its investment management, and shall certify in writing to the Trustee the identity of the person or persons authorized to give instructions or directions on its behalf. The Trustee shall follow such directions and shall be under no duty to review any investment to be acquired, held or disposed of pursuant to such directions nor to make any recommendation with respect to the disposition or continued retention of any such investment. The Trustee shall have no liability for acting without question on the direction of, or failing to act in the absence of any direction from an investment manager. The Trustee and any investment manager appointed hereunder shall each exercise their respective fiduciary responsibilities with respect to the assets of the Plan, including (without limitation) any responsibility of diversification, as if the portion of the Trust Fund under its management constituted the entirety of the assets of the Plan. The Sponsor, or some other fiduciary named by it, shall be responsible for the overall diversification of the entire Trust Fund.

         Notwithstanding the foregoing, any appointment by the Sponsor of an investment manager shall terminate upon the occurrence of a Change in Control, and neither the Sponsor, nor any successor to the Sponsor, shall thereafter have any power to appoint an investment manager with respect to any portion of the assets of the Trust.

         In the event that an investment manager appointed hereunder should resign or be removed, or upon the termination of the appointment of an investment manager due to the occurrence of a Change in Control, the Trustee shall, upon receiving written notice thereof, manage the investment of that portion of the Trust Fund which was an Investment Manager Account under the management of such investment manager at the time of such resignation, removal or termination, unless and until the Trustee shall be notified of the appointment of another investment manager.

     5.3 The Trustee may invest in shares of the Common Stock, $.01 par value, of Alliant Energy Corporation ("Company Stock"). All rights associated with shares of Company Stock that are held by the Trust shall be exercised by the Trustee, and shall in no event be exercisable by or rest with Plan participants.

     5.4 The Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

                                   SECTION 6

                              DISPOSITION OF INCOME
                              ---------------------

         During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

                                   SECTION 7

                              ACCOUNTING BY TRUSTEE
                              ---------------------

         The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Sponsor and the Trustee. Within 60 days following the close of each calendar year, and within 60 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Sponsor a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

                                   SECTION 8

                            RESPONSIBILITY OF TRUSTEE
                            -------------------------

     8.1 The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company or an investment manager which is contemplated by, and in conformity with, the terms of the Plans or this Trust and is given in writing by the Company through the Sponsor or such investment manager. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

     8.2 If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Sponsor agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Sponsor does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

     8.3 The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

     8.4 The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder, and may reasonably compensate them out of the Trust assets.

     8.5 The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein; provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

     8.6 Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7700-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

     8.7 If the Trustee is at any time acting as a successor trustee or succeeds to responsibilities hereunder for management of part or all of the assets constituting the Trust Fund, the Sponsor hereby agrees to hold the Trustee harmless from and against all claims, expenses (including reasonable counsel fees), liabilities, damages, actions, or other charges incurred or assessed against it as successor trustee, as a direct or indirect result of any act or omission of a predecessor trustee or any other person charged under any agreement affecting the assets of the Trust for investment responsibility with respect to such assets.

     8.8 The Sponsor recognizes that a burden of litigation may be imposed on the Trustee, as a result of some act or transaction for which it has no responsibility or over which it has no control under this Agreement. Accordingly, and in consideration of the Trustee's agreement to act as trustee hereunder, the Sponsor hereby agrees to indemnify and hold the Trustee and its affiliates, directors, officers, and employees harmless from and against all claims, expenses (including reasonable counsel fees), liabilities, damages, actions, or other charges incurred by or assessed against the Trustee, as a direct or indirect result of anything done or omitted by Trustee in reliance upon the directions (or absence of directions) of the Sponsor or any investment manager.

                                   SECTION 9

                      COMPENSATION AND EXPENSES OF TRUSTEE
                      ------------------------------------

         The Sponsor shall pay all administrative and the Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

                                   SECTION 10

                        RESIGNATION OR REMOVAL OF TRUSTEE
                        ---------------------------------

     10.1 The Trustee may resign at any time by written notice to the Sponsor, which shall be effective 30 days after receipt of such notice unless the Sponsor and the Trustee agree otherwise.

     10.2 Prior to a Change in Control, the Trustee may be removed by the Sponsor on 30 days notice or upon shorter notice accepted by the Trustee. Following a Change in Control, the Trustee may not be removed by the Sponsor unless 65% of all employees or former employees of the Company who are or may become entitled to the payment of benefits pursuant to the Plans consent in writing to such removal.

     10.3 Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 30 days after receipt of notice of resignation, removal or transfer, unless the Sponsor extends the time limit.

     10.4 If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under Section 10.1 or 10.2 of this section. If no such appointment has been made, the Trustee may appoint a successor Trustee or it may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

                                   SECTION 11

                            APPOINTMENT OF SUCCESSOR
                            ------------------------

     11.1 If the Trustee resigns or is removed in accordance with Section 10.1 or 10.2 hereof, the Sponsor, or if a Change in Control shall previously have occurred the Sponsor and at least 65% of all employees or former employees of the Company who are or may become entitled to the payment of benefits pursuant to the Plans, may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Sponsor or the successor Trustee to evidence the transfer.

     11.2 The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and the Sponsor shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event or any condition existing at the time it becomes a successor Trustee.

                                   SECTION 12

                            AMENDMENT OR TERMINATION
                            ------------------------

     12.1 This Trust Agreement may be amended by a written instrument executed by the Trustee and the Sponsor. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plans or shall make the Trust revocable.

     12.2 The Trust shall not terminate until the date on which all Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans. In the event that the benefits for all participants and beneficiaries of one Plan have been paid, any excess assets shall remain in the applicable Plan Account but shall be available as necessary to fund other Plan Accounts in the priority determined by the Company. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Company sponsoring the applicable Plan Account.

     12.3 Notwithstanding the foregoing:

          (a) This Trust Agreement may not be amended by the Sponsor prior to a Change in Control without the written approval of any Plan participant or beneficiary whose rights or protections under a Plan or this Agreement may be reduced, impaired, or otherwise adversely affected by the amendment.

          (b) This Trust Agreement may not be amended by the Sponsor following a Change in Control without the written approval of all employees or former employees of the Company who are, or may become, entitled to the payment of benefits pursuant to the Plans.

          (c) The Sponsor may terminate this Trust prior to the date specified in Section 12.2 upon the written approval of all employees or former employees of the Company who are or may become entitled to the payment of benefits pursuant to the Plans.

                                   SECTION 13

                                  MISCELLANEOUS
                                  -------------

     13.1 Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

     13.2 Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

     13.3 This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, except to the extent the same are preempted by federal law.

     13.4 This Trust Agreement shall be binding upon, and shall inure to the benefit of, any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Company. The Company (and any successor to the Company) may not otherwise assign its obligations under this Trust Agreement without the prior written approval of all employees or former employees of the Company who are, or may become, entitled to the payment of benefits pursuant to the Plans.

     13.5 For the purposes of this Trust Agreement:

          (a) "Change in Control" means the occurrence of any one of the events set forth in the following paragraphs:

               (i) any Person (other than (A) Alliant Energy Corporation or any Subsidiary, (B) a trustee or other fiduciary holding securities under any employee benefit plan of Alliant Energy Corporation or any Subsidiary, (C) an underwriter temporarily holding securities pursuant to an offering of such securities or (D) a corporation owned, directly or indirectly, by the shareowners of Alliant Energy Corporation in substantially the same proportions as their ownership of stock in Alliant Energy Corporation ("Excluded Persons")) is or becomes the Beneficial Owner, directly or indirectly, of securities of Alliant Energy Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from Alliant Energy Corporation or its affiliates after January 20, 1999, pursuant to express authorization by the Board that refers to this exception) representing 20% or more of either the then outstanding Shares or the combined voting power of Alliant Energy Corporation's then outstanding voting securities; or

               (ii) the following individuals cease for any reason to constitute a majority of the number of Directors of Alliant Energy Corporation then serving: (A) individuals who, on January 20, 1999, constituted the Board and (B) any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Directors of Alliant Energy Corporation, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) whose appointment or election by the Board or nomination for election by Alliant Energy Corporation's shareowners was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors on January 20, 1999, or whose appointment, election or nomination for election was previously so approved (collectively the "Continuing Directors"); provided, however, that individuals who are appointed to the Board pursuant to or in accordance with the terms of an agreement relating to a merger, consolidation, or share exchange involving Alliant Energy Corporation (or any Subsidiary) shall not be Continuing

          Directors for purposes of the Plan until after such individuals are first nominated for election by a vote of at least two-thirds of the then Continuing Directors and are thereafter elected as Directors by the shareowners of Alliant Energy Corporation at a meeting of shareowners held following consummation of such merger, consolidation or share exchange; and, provided further, that in the event the failure of any such Persons appointed to the Board to be Continuing Directors results in a Change in Control, the subsequent qualification of such Persons as Continuing Directors shall not alter the fact that a Change in Control occurred; or

               (iii) Alliant Energy Corporation after January 20, 1999 consummates a merger, consolidation or share exchange with any other corporation or issues voting securities in connection with a merger, consolidation or share exchange involving Alliant Energy Corporation (or any Subsidiary), other than (A) a merger, consolidation or share exchange which results in the voting securities of Alliant Energy Corporation outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of Alliant Energy Corporation or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or share exchange, or (B) a merger, consolidation or share exchange effected to implement a recapitalization of Alliant Energy Corporation (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the Beneficial Owner, directly or indirectly, of securities of Alliant Energy Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from Alliant Energy Corporation or its affiliates after January 20, 1999, pursuant to express authorization by the Board that refers to this exception) representing 20% or more of either the then outstanding Shares or the combined voting power of Alliant Energy Corporation's then outstanding voting securities; or

               (iv) the shareowners of Alliant Energy Corporation approve a plan of complete liquidation or dissolution of Alliant Energy Corporation or Alliant Energy Corporation effects a sale or disposition of all or substantially all of its assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by Alliant Energy Corporation of all or substantially all of Alliant Energy Corporation's assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of Alliant Energy Corporation immediately prior to such sale.

          Notwithstanding the foregoing, no "Change in Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Shares immediately prior to such transaction or series of transactions continue to own, directly or indirectly, in the same proportions as their ownership in Alliant Energy Corporation, an entity that owns all or substantially all of the assets or voting securities of Alliant Energy Corporation immediately following such transaction or series of transactions.

          (b) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security as a result of an agreement, arrangement or understanding to vote such security if the agreement, arrangement or understanding: (i) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (ii) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report).

          (c) "Board" or "Board of Directors" means the Board of Directors of Alliant Energy Corporation.

          (d) "Director" means any individual who is a member of the Board of Directors of Alliant Energy Corporation.

          (e) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

          (f) "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

          (g) "Potential Change in Control" means any action by the shareholders of the Alliant Energy Corporation, the Public Service Commission of Wisconsin, the Iowa Utilities Board, the Federal Energy Regulatory Commission, or the Securities and Exchange Commission approving a transaction which, when accomplished, would result in a Change in Control.

          (h) "Shares" means the shares of common stock of Alliant Energy Corporation.

          (i) "Subsidiary" means any corporation, partnership, venture, or other entity in which Alliant Energy Corporation, directly or indirectly, has at least an 80% ownership interest.

                                   SECTION 14

                                 EFFECTIVE DATE
                                 --------------

         The effective date of this Trust Agreement shall be date first above written.

                                    * * * * *

         IN WITNESS WHEREOF, this instrument has been executed as of the date first above written.

                                      ALLIANT ENERGY CORPORATE SERVICES, INC.


                                      By:_______________________________

                                      As its:_____________________________

                                      IES UTILITIES INC.


                                      By:_______________________________

                                      As its:_____________________________

                                      WISCONSIN POWER AND LIGHT COMPANY


                                      By:_______________________________

                                      As its:_____________________________

                                      MARSHALL & ILSLEY TRUST COMPANY


                                      By:_______________________________

                                      As its:_____________________________


                                      By:_______________________________

                                      As its:_____________________________